Exhibit 23(j)1 under Form N-1A
Exhibit 23 under Item 601/Reg. S-K
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  caption "Financial Highlights"  in  each Prospectus and under the caption "Independent Registered Public Accounting Firm" in each Statement of Additional Information in Post-Effective Amendment Number 106 to the Registration Statement (Form  N-1A,  No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated September 21, 2009, on Automated Government Money Trust, Liberty U.S. Government Money Market Trust, Trust for U.S. Treasury Obligations, Money Market Management, Automated Cash Management Trust, Federated Short-Term U.S. Government Trust, Federated Master Trust, Federated Capital Reserves Fund, Federated Government Reserves Fund and Federated Municipal Trust (ten of the portfolios constituting Money Market Obligations Trust) included in the Annual Shareholder Reports for the fiscal year ended July 31, 2009.

ERNST & YOUNG LLP

Boston, Massachusetts
September 23, 2009